Exhibit 10.58

January 25, 2016

Mr. Marco Hegyi
7657 NE 14th Street
Medina, WA  98039

RE:  Amendment to Employment Agreement

Dear Mr. Hegyi:

The purpose of this letter is to amend the terms and conditions upon which we have agreed that you will become employed by GrowLife, Inc. (the “Company,” “we” or “us”). The Amendment was approved by the Company on December 18, 2015.

Amendment to Employment Agreement

7.           Equity Participation.  The exercise price of the Warrant for to purchase up to Twenty-Five Million (25,000,000) shares of common stock of the Company has been changed to $0.01 per share.

Amendment to Exhibit A, Warrant to Purchase Common Stock

1.(b) Exercise Price.  For purposes of this Warrant, “Exercise Price” means $0.01, subject to adjustment as provided herein.

The Employment Agreement and related Exhibits dated December 4, 2013 and as amended June 20, 2014 remains in effect except for the above amendments.

Very truly yours,

GrowLife, Inc.

                                                                                /s/ Brad Fretti

By: Brad Fretti
Its: Chairman of the Compensation Committee

Agreed to:

                                                        December 18, 2015
/s/ Marco Hegyi
Marco Hegyi                               Date    January 25, 2016

500 Union Street, Suite 810
Seattle, WA 98101
(800) 977-5255